Exhibit 99.1

Continental Resources Announces 2007 Third Quarter Earnings Release Date and Conference Call Information

Enid, Okla., – Oct. 4/PR Newswire – FirstCall/Continental Resources (NYSE:CLR) has scheduled its 2007 third quarter earnings press release to be issued before the opening of trading on the New York Stock Exchange on Tuesday, November 6, 2007. Continental Resources will host a conference call on Tuesday, November 6, 2007, at 9:00 a.m. Eastern Time to discuss this press release. Interested parties may listen to the conference call via the Company’s website at www.contres.com or by dialing 800-322-2803. The passcode is 60260824. A replay of the conference call will be available for 30 days on the Company’s website or by dialing 888-286-8010. The passcode is 20318426.

About Continental Resources

Continental Resources is an independent oil and natural gas exploration and production company with operations in the Rocky Mountain, Mid-Continent and Gulf Coast regions of the United States. The Company focuses its operations in large new or developing plays where horizontal drilling, advanced fracture stimulation and enhanced recovery technologies provide the means to economically develop and produce oil and natural gas reserves from unconventional formations. The Company completed its initial public offering in May 2007.

CONTACT: Continental Resources, Inc.

Don Fischbach, 580-548-5137

donfischbach@contres.com